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                                                                    EXHIBIT 99.1


                      FOR MORE INFORMATION, PLEASE CONTACT:

PARADYNE NETWORKS, INC.                              ELASTIC NETWORKS INC.

Investor Relations                                   Investor Relations
727-530-8082                                         irinfo@elastic.com
ir@paradyne.com

Press Relations                                      Press Relations
Jennifer Righi                                       Darrell Borne
727-530-2529                                         678-297-3100
jrighi@paradyne.com                                  dborne@elastic.com


        PARADYNE AND ELASTIC ANNOUNCE ADJUSTMENT FACTOR TO BE USED IN THE
                             ACQUISITION OF ELASTIC


LARGO, FLORIDA AND ATLANTA, GEORGIA - FEBRUARY 28, 2002 - Paradyne Networks, Inc. (NASDAQ:PDYN) and Elastic Networks Inc. (NASDAQ:ELAS) today announced that in accordance with the terms of the merger agreement between the companies and based upon the closing net adjusted working capital amount as defined therein, the adjustment factor to be used in the final share calculation will be 1.0.

The adjustment factor was determined by comparing Elastic's "closing net adjusted working capital amount" to Elastic's "targeted net adjusted working capital amount." Using an adjustment date of February 15, 2002 (based on an expected closing date of March 5, 2002), the targeted net adjusted working capital amount was $16,820,000. Elastic's closing net adjusted working capital amount as of February 15, 2002 was within $100,000 of the targeted amount, and, as a result, pursuant to the terms of the merger agreement, the adjustment factor will be 1.0.

ABOUT ELASTIC

Elastic is a broadband leader in first-mile Ethernet access solutions, deploying its patented EtherLoop technology across a variety of products and high-speed multi-media applications. With the introduction of the Storm System(TM) family of intelligent IP-over-Ethernet products, Elastic has successfully addressed the needs of the carrier, enterprise, MDU/MTU and hospitality markets for high-speed first-mile access solutions that deliver top quality service to end users


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while eliminating costly deployment and complicated support issues for service providers. Additionally, Elastic is building strategic relationships with distributor, chip manufacturing and data networking partners.

The company has offices in Alpharetta, Georgia, and Hong Kong. For more information about Elastic and its patented EtherLoop technology and products, contact Elastic's U.S. headquarters in Alpharetta, Georgia at 678-297-3100.

                                 ABOUT PARADYNE

Paradyne is a leading developer of carrier-class, high-speed network access solutions. A recognized market leader in digital subscriber line (DSL) and service level management (SLM) solutions, Paradyne markets its award-winning Hotwire(R) DSL, ReachDSL(TM) and FrameSaver(R) Service Level Management systems to service providers and business customers. More than 20,100 Hotwire DSL Access Multiplexers (DSLAMs) have been deployed around the world. Paradyne has shipped over 296,000 ports of its unique ReachDSL solution, giving carriers the ability to deliver broadband over almost any copper lines, even those that are very long or severely impaired. Paradyne's SLM solutions have been deployed into mission-critical enterprise networks by the leading carriers, including AT&T, Bell Canada, Broadwing, Intermedia, SBC, Sprint, Verizon, and WorldCom.

Paradyne is headquartered in the Tampa Bay area. More information about Paradyne is available by calling 1-800-PARADYNE (U.S. and Canada) or 1-727-530-8623 worldwide.

                                       ###

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

Statements in this press release regarding Paradyne's and Elastic's business, which are not historical facts, are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements as well as other information regarding the proposed acquisition of Elastic, please refer to Paradyne's and Elastic's joint proxy statement-prospectus dated January 30, 2002, Paradyne's Current Report on Form 8-K dated January 16, 2002 and Paradyne's and Elastic's other filings with the Securities and Exchange Commission.



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